[FORM OF PROXY CARD]

EXHIBIT 17

YOUR VOTE IS IMPORTANT!

THREE EASY WAYS TO VOTE YOUR PROXY.

TOUCHSTONE TAX-FREE TRUST

Touchstone Ohio Tax-Free Money Market Fund

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735	To vote by Internet 1) Read the Proxy Statement/Prospectus and have the proxy card below at hand.
2) Go to website www.proxyvote.com.
3) Follow the instructions provided on the website.
To vote by Telephone
1) Read the Proxy Statement/Prospectus and have the proxy card below at hand.
2) Call 1-800-690-6903.
3) Follow the instructions.
To vote by Mail
1) Read the Proxy Statement/Prospectus.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[________]	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees unanimously recommends you vote FOR the following:		For	Against	Abstain

1. To approve an Agreement and Plan of Reorganization (the “Plan”) providing for (i) the transfer of all or substantially all of the assets of the Touchstone Ohio Tax-Free Money Market Fund (“Touchstone Fund”) (which offers Class A shares and Institutional Class shares) (the “Touchstone Fund Shares”) in exchange solely for shares (Service Shares and Institutional Shares, respectively) of the Federated Ohio Municipal Cash Trust (“Federated Fund”), a portfolio of Money Market Obligations Trust (“Federated Trust”), (the “Federated Fund Shares”); (ii) the distribution of the Federated Fund Shares (Service Shares and Institutional Shares) to the holders of the outstanding Touchstone Fund Shares (Class A shares and Institutional Class shares, respectively), and (iii) the liquidation and termination of the Touchstone Fund, all upon the terms and conditions set forth in the Plan; and		☐	☐	☐
2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement/Prospectus is available at www.proxyvote.com.

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[________________]

TOUCHSTONE TAX-FREE TRUST

Touchstone Ohio Tax-Free Money Market Fund

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of the Touchstone Tax-Free Trust hereby appoints Terrie A. Wiedenheft and Timothy S. Stearns, and each of them, the proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of Touchstone Ohio Tax-Free Money Market Fund standing in the name of the undersigned at the close of business on March 31, 2015 at a Special Meeting of Shareholders to be held at the office of the Touchstone Tax-Free Trust, 303 Broadway, Suite 1100, Cincinnati, Ohio 45202 on May 29, 2015, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement/Prospectus for the meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE